Exhibit 4.6
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of          , 2007, by and between MITTAL STEEL USA INC., a Delaware corporation (f/k/a International Steel Group Inc.) (the “Company”), MITTAL STEEL COMPANY N.V., a company organized under the laws of The Netherlands (the “Parent”), and THE BANK OF NEW YORK, as Trustee (the “Trustee”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Indenture (the “Indenture”), dated as of April 14, 2004, among the Company, the Trustee and the other Guarantors party thereto.
RECITALS
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance of the Notes, as supplemented by that certain First Supplemental Indenture, dated as of August 23, 2004;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class;
     WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding voting as a single class have consented in writing to the amendment of Sections 1.01 and 4.03 of the Indenture, and the Company and Trustee now wish to amend the Indenture as set forth in this Supplemental Indenture in accordance therewith;
     WHEREAS, the Parent offered to fully and unconditionally guarantee the Company’s payment obligations under the Notes and the Indenture on a senior, unsecured basis, if the proposed amendments to the Indenture set forth herein became effective; and
     WHEREAS, the Parent wishes to issue its guarantee of the Company’s payment obligations under the Notes and the Indenture.
     NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE 1.
AMENDMENTS
     Section 1.01    Article One of the Indenture is hereby amended by adding the following additional definitions to Section 1.01 of the Indenture in their proper alphabetical locations:
     “Parent” means, as of           , 2007, Mittal Steel Company N.V., a company organized under the laws of The Netherlands, or any other Person who thereafter is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting stock or total common equity of the Company.

     “Parent Guarantee” means an unconditional Guarantee by a Parent, on a senior unsecured basis, of all monetary obligations of the Company under this Indenture and any outstanding Notes.
     Section 1.02    Article Four of the Indenture is hereby amended by adding the following paragraph as a new Section 4.03(c):
     (c) Notwithstanding anything to the contrary contained in Sections 4.03(a) and 4.03(b), if the Parent (i) executes and delivers a Parent Guarantee and (ii) otherwise complies with TIA § 314(a), the Company shall have no obligations pursuant to Sections 4.03(a) and 4.03(b).
ARTICLE 2.
PARENT GUARANTEE
     Section 2.01    Simultaneously with the execution of this Supplemental Indenture, the Parent shall execute and deliver a guarantee of the Company’s payment obligations under the Notes and the Indenture in substantially the form set forth in Exhibit A hereto.
ARTICLE 3.
MISCELLANEOUS
     Section 3.01    This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Notes and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Notes. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Notes and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Notes and every Holder of Notes shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.
     Section 3.02    If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.
     Section 3.03    If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 3.04    This Supplemental Indenture will be governed by and construed in accordance with the law of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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     Section 3.05    This parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     Section 3.06    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Parent.
     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed as of the date first above written.

MITTAL STEEL USA INC.

By:

Name:
Title:

MITTAL STEEL COMPANY N.V.

By:

Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:

Name:
Title:

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EXHIBIT A
FORM OF PARENT GUARANTEE
          GUARANTEE dated as of           , 2007 by MITTAL STEEL COMPANY N.V., a company organized under the laws of The Netherlands (the “Parent Guarantor”), in favor of each Holder of the 6.500% Senior Notes due 2014 (the “Notes”) issued by the Company under the Indenture and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the Indenture (the “Trustee”). Defined terms used herein shall have the respective meanings given thereto in Article I.
RECITAL
          The Company, the Guarantors and the Trustee have entered into the Indenture providing, among other things, for the issuance of the Notes. The Parent Guarantor now proposes in connection with the transactions contemplated by the Second Supplemental Indenture to guarantee the payment of the Notes and the other obligations of the Company under the Indenture and the Notes.
ARTICLE 1
DEFINITIONS
          “Business Day” has the meaning given thereto in the Indenture.
          “Company” means Mittal Steel USA Inc. (formerly, International Steel Group Inc.), a Delaware corporation, and any and all successors thereto.
          “Guarantors” has the meaning given thereto in the Indenture.
          “Holders” has the meaning given thereto in the Indenture.
          “Indebtedness” has the meaning given thereto in the Indenture.
          “Indenture” means the Indenture dated as of April 14, 2004, as supplemented as of August 23, 2004, among the Company, the Guarantors named therein and the Trustee, as it may be further amended, restated or supplemented from time to time (including, without limitation, as amended and supplemented on the date hereof under the Second Supplemental Indenture).
          “Notes” have the meaning given thereto in the Preamble.
          “Parent Guarantor” has the meaning given thereto in the Preamble, and its respective successors and assigns.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Registrar” has the meaning given thereto in the Indenture.
          “Second Supplemental Indenture” means the Second Supplemental Indenture dated as of           , 2007 between the Company and the Trustee.
          “Special Interest” has the meaning given thereto in the Indenture.
ARTICLE 2
GUARANTEE OF NOTES
     SECTION 2.01    Guarantee.
                    (a) The Parent Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of any other provision of this Guarantee, the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
                         (i) the principal of, premium, if any, and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Guarantee, the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
                         (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent Guarantor will be obligated to pay the same immediately. The Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
                    (b) The Parent Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of any other provision of this Guarantee, the Notes, or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Parent Guarantor. The Parent Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Guarantee.
                    (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Parent Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Parent Guarantor, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
                    (d) The Parent Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.
     SECTION 2.02    Ranking of Guarantee.
          The obligations of the Parent Guarantor under this Guarantee will be a general unsecured obligation of the Parent Guarantor, will be equal in right of payment with any existing and future senior unsecured Indebtedness of the Parent Guarantor and will be senior in right of payment to any existing or future subordinated Indebtedness of the Parent Guarantor.
ARTICLE 3
MISCELLANEOUS
     SECTION 3.01    Notices.
          Any notice or communication by the Parent Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address.
          If to the Parent Guarantor:
Mittal Steel Company N.V.
Hofplein 20
The Netherlands
Telecopier Number: +31-10-217-8850
Attention: Company Secretary

          with a copy to:
Mittal Steel USA Inc.
1 South Dearborn Street, 19th Floor
Chicago, IL 60603
Telecopier Number: (312) 899-3504
Attention: Secretary
          If to the Trustee:
The Bank of New York
101 Barclay Street, Floor 8W
New York NY 10285
Telecopier: (212) 815-5707
Attention: Corporate Trust Administration
          The Parent Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Parent Guarantor mails a notice or communication to Holders, it will mail a copy to the Trustee at the same time.
     SECTION 3.02    No Personal Liability of Directors, Officers, Employees and Stockholders.
          No past, present or future director, officer, employee, incorporator or stockholder of the Parent Guarantor, as such, will have any liability for any obligations of the Parent Guarantor under the Notes, this Indenture or this Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.
     SECTION 3.03    Governing Law.
          THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     SECTION 3.04    No Adverse Interpretation of Other Agreements.
          This Guarantee may not be used to interpret another indenture, loan, security or debt agreement of the Parent Guarantor. No such indenture, loan, security or debt agreement may be used to interpret this Guarantee.
     SECTION 3.05    Successors.
          Except as otherwise provided in Section 3.06, this Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Parent Guarantor and the successors thereof, and shall inure to the benefit of (and be enforceable by) the Trustee and the Holders from time to time, or their respective successors or assignees, until the Indenture shall have been satisfied and discharged in accordance with the terms thereof, and the principal of and interest, if any, on the Notes, and the obligations of the Parent Guarantor in respect of this Guarantee, have been satisfied by payment in full.
     SECTION 3.06    Release.
          The Parent Guarantor may be released from this Guarantee upon the sale or other transfer of the capital stock of the Company or of all or substantially all of the assets of the Company to an entity that is not the Parent Guarantor or a subsidiary of the Parent Guarantor, which release shall be effective (a) only upon (1) the execution and delivery by such transferee of a guarantee of the payment of the Notes and the other obligations of the Company under the Indenture and the Notes, in form and substance substantially similar to this Guarantee, in favor of each Holder and the Trustee, and (2) written notice by the Parent Guarantor to the Trustee accompanied by an officer’s certificate certifying as to compliance with this Section 3.06, and (b) without any further action on the part of the Trustee or any Holder. Upon any such release in compliance with the above requirements, the Trustee shall deliver an appropriate instrument evidencing such release. Any actions taken pursuant to this Section 3.06 shall not release the Company as a primary obligor under the Indenture or the Notes.
     SECTION 3.07    Severability.
          In case any provision of this Guarantee is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Except as otherwise provided herein, this Guarantee may not be waived, amended, released or otherwise changed except with the consent of the Parent Guarantor and not less than a majority in aggregate principal amount of the then outstanding Notes.
     SECTION 3.08    Counterpart Originals.
          The parties may sign any number of copies of this Guarantee. Each signed copy shall be deemed an original, but all of them together represent the same agreement.
          IN WITNESS WHEREOF, the Parent Guarantor has caused this Guarantee to be duly executed all as of the date and year first written above.

MITTAL STEEL COMPANY N.V.

By:

Name:
Title:

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